Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 3 to the Registration Statement on Form S-1 on Form S-3 (the "Registration Statement") of Granite Ridge Resources, Inc. (the "Company") of our report, dated March 8, 2024, on our audits of the consolidated financial statements of the Company as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023.

/s/ Forvis Mazars, LLP

Dallas, Texas

December 19, 2024